                                 LOAN AGREEMENT

                                     between


               DEVELOPMENT AUTHORITY OF THE CITY OF JEFFERSONVILLE
                              AND OF TWIGGS COUNTY


                                       and


                               NORD KAOLIN COMPANY


                 $1,900,000 Development Authority of the City of
                       Jeffersonville and of Twiggs County
                     Variable Rate Demand Pollution Control
                      Revenue Refunding Bonds, Series 1994
                          (Nord Kaolin Company Project)


                                      Dated

                                      as of

                                  June 1, 1994

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                      INDEX

                   (This Index is not a part of the Agreement
                but rather is for convenience of reference only.)

                                                                      PAGE
                                    ARTICLE I

                                   DEFINITIONS

Section  1.1.  USE OF DEFINED TERMS..............................      1

Section  1.2.  DEFINITIONS.......................................      1

Section  1.3.  INTERPRETATION....................................      5

Section  1.4.  CAPTIONS AND HEADINGS.............................      6


                                   ARTICLE II

                                 REPRESENTATIONS

Section 2.1.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF
               THE ISSUER........................................      7

Section 2.2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF
               THE COMPANY.......................................      9

                                   ARTICLE III

                        ISSUANCE OF THE SERIES 1994 BONDS

Section  3.1.  ISSUANCE OF THE SERIES 1994 BONDS: APPLICATION
               PROCEEDS..........................................     10

Section  3.2.  DISBURSEMENTS FROM THE PROJECT FUND...............     10

Section  3.3.  INVESTMENT OF FUND MONEYS.........................     10

Section  3.4.  REBATE FUND.......................................     11


                                   ARTICLE IV

                     LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                      LOAN PAYMENTS AND ADDITIONAL PAYMENTS

Section  4.1.  LOAN PAYMENTS; DELIVERY OF NOTES AND LETTER
               OF CREDIT.....................................         12

Section  4.2.  ADDITIONAL PAYMENTS...........................         14
Section  4.3.  PLACE OF PAYMENTS.............................         14
section  4.4.  OBLIGATIONS UNCONDITIONAL......................        14
Section  4.5.  ASSIGNMENT OF AGREEMENT AND REVENUES...........        15
Section  4.6.  LETTER OF CREDIT...............................        15

                                    ARTICLE V
                       ADDITIONAL AGREEMENTS AND COVENANTS

Section  5.1.  RIGHT OF INSPECTION.............................       16

Section  5.2.  INDEMNIFICATION.................................       16

Section  5.3.  COMPANY NOT TO ADVERSELY AFFECT EXCLUSION FROM
               GROSS INCOME OF INTEREST ON SERIES 1994 BONDS...       17

Section  5.4.  LEASE, SALE OR GRANT OF USE BY COMPANY..........       17


                                    ARTICLE VI

                        OPTIONS IN FAVOR OF THE COMPANY;
                        REDEMPTION OF SERIES 1994 BONDS

Section  6.1.   OPTIONAL REDEMPTION..............................     19

Section  6.2.   EXTRAORDINARY OPTIONAL REDEMPTION.................    19

Section  6.3.   MANDATORY SINKING FUND REDEMPTION.................    21

Section  6.4.   MANDATORY REDEMPTION..............................    22


                                    ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

Section  7.1.  EVENTS OF DEFAULT..................................    23

Section  7.2.  REMEDIES ON DEFAULT................................    24

Section  7.3.  NO REMEDY EXCLUSIVE...............................     25

Section  7.4.  AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES.....     25

Section  7.5.  NO WAIVER.........................................     25

Section  7.6.  NOTICE OF DEFAULT.................................     26

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section  8.1.  TERM OF AGREEMENT................................      27

Section 8.2.   AMOUNTS REMAINING IN FUNDS.......................      27

Section  8.3.  NOTICES..........................................      27

Section  8.4.  EXTENT OF COVENANTS OF THE ISSUER; NO PERSONAL
                 LIABILITY......................................      28

Section  8.5.  BINDING EFFECT...................................      28

Section  8.6.  AMENDMENTS AND SUPPLEMENTS.......................      28

Section  8.7.  EXECUTION COUNTERPARTS...........................      28

Section  8.8.  SEVERABILITY.....................................      28

Section  8.9.  GOVERNING LAW....................................      29

     Exhibit A - PROMISSORY NOTE
     Exhibit B - PROJECT FACILITIES
     Exhibit C - PROJECT SITE

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT made and entered into as of June 1, 1994 between the Development Authority of the City of Jeffersonville and of Twiggs County (the "Issuer"), and Nord Kaolin Company, a Georgia limited partnership (the "Company") under the circumstances summarized in the following recitals (the capitalized terms not defined in the recitals being used therein as defined in or pursuant to Article I hereof):

     A. Pursuant to the provisions of the laws of the State, including the Act, the Issuer has heretofore issued the Prior Bonds to provide financing for costs of the Project, and to reduce the financing costs of the Project the Issuer has now determined to issue sell and deliver its Series 1994 Bonds and to loan the proceeds thereof to the Company to be applied to the refunding of the Prior Bonds.

     B. The Company and the Issuer have full right and lawful authority to enter into this Agreement and to perform and observe the provisions hereof on their respective parts to be performed and observed.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto covenant, agree and bind themselves as follows (provided that any obligation of the Issuer created by or arising out of this Agreement but shall be payable solely out of the Revenues):

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1. USE OF DEFINED TERMS. Words and terms defined in the Indenture shall have the same meanings when used herein, unless the context or use clearly indicates another meaning or intent. In addition, the words and terms set forth in Section 1.2 hereof shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent.

     Section 1.2.  DEFINITIONS.  As used herein:

     "Act" means the Development Authorities Law of the State of Georgia (O.C.G.A. Section 36-62-1, ET. SEQ.), as amended.

     "Bonds" means the Series 1994 Bonds and any Additional Bonds.

     "Company" means Nord Kaolin Company, a Georgia limited partnership, and its successors and assigns.

     "Engineer" means an individual or firm selected by the Company, and acceptable to the Trustee and, while the Letter of Credit is in effect, the Letter of Credit Bank, which is qualified to practice the profession of engineering or architecture under the laws of the State.

     "Event of Default" means any of the events described as an Event of Default in Section 7.1 hereof.

     "Force Majeure" means any of the causes, circumstances or events described as constituting Force Majeure in Section 7.1. hereof.

     "Indenture" means the Trust Indenture, dated as of even date herewith, between the Issuer and the Trustee, as amended or supplemented from time to time.

     "Issuer" means the Development Authority of the City of Jeffersonville and of Twiggs County, a public body corporate and politic duly organized and validly existing under the laws of the State.

     "Loan" means the loan by the Issuer to the Company of the proceeds received from the sale of the Series 1994 Bonds.

     "Loan Payment Date" means the third Business Day prior to the first Business Day of each January, April, July and October, commencing the third Business Day prior to the first Business Day of October, 1994, or any date at least three Business Days (or longer if required by the Indenture) prior to any other date on which any principal of or interest or any premium on the Bonds shall be due and payable, whether at maturity, upon acceleration, call for redemption or otherwise.

     "Loan Payments" means amounts, payable on each Loan Payment Date, sufficient to pay the principal of, premium, if any, and interest on the Bonds next due and payable, whether on an Interest Payment Date, redemption date, maturity date or upon acceleration.

     "Notes" means the Project Note and any Additional Note.

     "Notice Address" means:

     (a) As to the Issuer:    Development Authority of the City of
                              Jeffersonville and of Twiggs County
                              c/o Rabun Faulk, Esq.
                              P.O. Box 369
                              Jeffersonville, Georgia 31044
                              FAX: (912) 945-3240

     (b) As to the Company:   Nord Kaolin Company
                              c/o Nord Resources Corporation
                              8150 Washington Village Drive
                              Dayton, Ohio 45458

                              Attn: Mr. Terence  Lang,  Senior
                              Vice President-Finance

                              with a copy to:

                              Kenneth Gleidman, Esq.
                              Spitzer & Feldman, P.C.
                              405 Park Avenue
                              New York,  New  York  10022-4405

(c) As to the Trustee:        PNC Bank, Ohio, National Association
                              201 East Fifth Street
                              Cincinnati, Ohio 45202
                              Attention: Corporate Trust
                              Department
                              FAX:  (513)  651-7901

(d) As to the Letter
     of Credit Bank:          National City Bank
                              National City Center
                              1900 East 9th Street
                              Cleveland, Ohio 44114
                              Attention:  Metro/Ohio  Division
                              FAX:  (216)  575-9396

                              with a copy to:

                              National City Bank, Dayton
                              6 North  Main  Street
                              Dayton,  Ohio   45412
                              Attention:  Neal R. Ratliff
                              FAX:  (513) 226-2058

(e) As to the
     Remarketing Agent:       National City Bank
                              1900 East Ninth Street
                              Cleveland, Ohio 44114
                              Attention: Bank Investment
                              Division
                              FAX:  (216)  575-2313

     (f) As to the
          Tender Agent:       PNC Bank, Ohio,  National  Association
                              201 East Fifth Street
                              Cincinnati, Ohio 45202
                              Attention: Corporate Trust
                              Department
                              FAX: (513) 651-7901

or such additional or different address, notice of which is given under Section
8.3 hereof.

     "Original Purchaser" means, as to the Series 1994 Bonds, the Person or Persons identified as the purchaser or purchasers in the Purchase Agreement and, as to Additional Bonds, the Person or Persons identified as the purchaser or purchasers in the applicable Purchase Agreement.

     "Prior Bonds" means the Development Authority of the City of Jeffersonville and of Twiggs County Pollution Control Revenue Bonds, Series 1981 (Nord Kaolin Company Project), issued by the Issuer on January 20, 1981 in the principal amount of $2,715,000 and presently outstanding in the principal amount of $1,900,500.

     "Prior Bonds Lease" means the Lease dated as of January 1, 1981 between the Issuer and the Company relating to the Prior Bonds and recorded on January 21, 1981 in Book PP, Folio 645-708, in the office of the Clerk of the Superior Court, Twiggs County, Georgia.

     "Prior Bonds Indenture" means the Trust Indenture dated as of January 1, 1981 between the Issuer and the Prior Bonds Trustee, pursuant to which the Prior Bonds were issued and recorded on January 21, 1981 in Book PP, Folio 709-797, in the office of the Clerk of the Superior Court, Twiggs County, Georgia.

     "Prior Bonds Trustee" means Bank One, Dayton, NA (formerly known as Winters National Bank and Trust Co.), as trustee for the Prior Bonds.

     "Project" means, collectively, the Project Site and the Project Facilities, together constituting a "project" as defined in the Act.

     "Project Facilities" means the Company's facilities described in Exhibit B hereto, together with any additions, modifications and substitutions to those facilities.

     "Project Note" means the Promissory Note of the Company, dated as of the date of delivery of the Series 1994 Bonds, in the form attached to this Agreement as Exhibit A and in the principal amount of $1,900,000, evidencing the obligation of the Company to make Loan Payments.

      "Project Site" means the real estate described in Exhibit C hereto, and any additions thereto, less any removals therefrom.

     "Series 1994 Bonds" means the Variable Rate Demand Pollution Control Revenue Refunding Bonds, Series 1994 (Nord Kaolin Company Project), issued by the Issuer pursuant to the Indenture, in the original principal amount $1,900,000 and dated the date of their initial delivery to the Original Purchaser.

     "State" means the State of Georgia.

     "Tax Certificate" means the Certificate of Tax Covenants and
Representations of the Company delivered in connection with the initial issuance of the Series 1994 Bonds.

     "Unassigned Issuer's Rights" means all of the rights of the Issuer to receive Additional Payments under Section 4.2 hereof, to be held harmless and indemnified under Section 5.2 hereof, to be reimbursed for attorney's fees and expenses under Section 7.4 hereof, and to give or withhold consent to amendments, changes, modifications, alterations and termination of this Agreement under Section 8.6 hereof.

     Section 1.3.   INTERPRETATION.    Any reference herein to the Issuer, to
the Legislative Authority or to any member or officer of either includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

     Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Code of Georgia Annotated or to any statute of the United States of America, includes that section, provision or chapter or statute as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter or statute shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee, the Letter of Credit Bank or the Company under this Agreement.

     Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Agreement; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of the Series 1994 Bonds. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

      Section 1.4.     CAPTIONS AND HEADINGS.     The captions and headings in
this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               (End of Article I)

                                   ARTICLE II

                                 REPRESENTATIONS

     Section 2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER. The Issuer represents, warrants and covenants that:

          (a) It is a validly existing public body corporate and politic, duly created under the Act.

          (b) It has full legal right, power and authority pursuant to the Act to finance the Project through the issuance of the Prior Bonds and to refinance the Project through the issuance of the Series 1994 Bonds; has made the necessary findings of public purpose, has given any necessary notices and has taken all procedures required by the Constitution and laws of the State (including the Act) in connection therewith; and has full legal right, power and authority to (i) enter into this Agreement and the Indenture, (ii) issue, sell and deliver the Series 1994 Bonds and (iii) carry out and consummate all other transactions contemplated by this Agreement and the Indenture.

          (c) It has complied with all provisions of applicable law, including the Act, and all material matters relating to the transactions contemplated by this Agreement and the Indenture.

          (d) It has duly authorized (i) the execution, delivery of and the performance of its obligations under this Agreement, the Series 1994 Bonds and the Indenture, and (ii) the taking of any and all such actions as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by such instruments.

          (e) This Agreement, the Series 1994 Bonds and the Indenture constitute legal, valid and binding obligations of the Issuer in accordance with their respective terms; this Agreement, the Series 1994 Bonds and the Indenture have been duly authorized and executed by the Issuer; and, when authenticated by the Trustee in accordance with the provisions of the Indenture, the Series 1994 Bonds will have been duly authorized, executed, issued and delivered and will constitute legal, valid and binding limited obligations of the Issuer in conformity with the provisions of the Act and the Constitution of the State.

          (f) There is no action, suit, proceeding, inquiry, or investigation at law or in equity or before or by any court, public board or body, pending or, to the best of the knowledge of the Issuer, threatened, nor to the best of the knowledge of the Issuer is there any basis therefor, which in any manner questions the validity of the Act, the powers of the Issuer referred to in paragraph (b) above or the validity of any proceedings taken by the

Issuer in connection with the issuance of the Prior Bonds or the Series 1994 Bonds or wherein any unfavorable decision, ruling or finding could materially adversely affect the transactions contemplated by this Agreement or which, in any way, would adversely affect the validity or enforceability of the Series 1994 Bonds, the Indenture or this Agreement (or of any other instrument required or contemplated for use in consummating the transactions contemplated thereby and hereby).

          (g) The execution and delivery of this Agreement, the Series 1994 Bonds and the Indenture in compliance with the provisions of each of such instruments will not conflict with or constitute a breach of, or default under, any material commitment, agreement or other instrument to which the Issuer is a party or by which it is bound, or under any provision of the Act, the Constitution of the State or any existing law, rule, regulation, ordinance, judgment, order or decree to which the Issuer is subject.

          (h) The Issuer will do or cause to be done all things necessary, so far as lawful, to preserve and keep in full force and effect its existence.

          (i) The Project is located wholly within the boundaries of Twiggs County, Georgia.

          (j) The issuance of the Series 1994 Bonds and the execution of this Agreement and the Indenture have been approved by the Legislative Authority of the Issuer in accordance with the Act. The Series 1994 Bonds were validated and confirmed by judgment of the Superior Court of Twiggs County, Georgia, rendered on June 13, 1994.

          (k) The Issuer hereby finds and determines that the revenues and receipts to be received by it hereunder will be sufficient to pay promptly when due the interest on and the principal of all Bonds issued under the Indenture.

          (1) The Issuer hereby finds and determines that the issuance of the Series 1994 Bonds will further the purposes and policies of the Act, to wit: to develop and promote for the public good and general welfare trade, commerce, industry and employment opportunities and to promote the general welfare of the State within the territorial area of the Issuer.

          (m) Each of the representations and warranties of the Issuer in the Prior Bonds Lease and the Prior Bonds Indenture was true and correct when made and is true and correct as of the date hereof, and each of the covenants and agreements of the Issuer in the Prior Bonds Lease and the Prior Bonds Indenture has been duly performed and complied with by it.

      Section 2.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents, warrants and covenants that:

          (a) The Company is a limited partnership duly organized and existing in good standing under the laws of the State.

          (b) The Company has full power and authority to execute, deliver and perform this Agreement, the Purchase Agreement, the Reimbursement Agreement and the Project Note and to enter into and carry out the transactions contemplated by those documents. That execution, delivery and performance do not, and will not, violate any provision of law applicable to the Company and do not, and will not, conflict with or result in a default under the Company's limited partnership agreement or any agreement or instrument to which the Company is a party or by which it is bound. This Agreement, the Purchase Agreement, the Reimbursement Agreement and the Project Note have, by proper action, been duly executed and delivered by the Company and all steps necessary have been taken to constitute this Agreement, the Purchase Agreement, the Reimbursement Agreement and the Project Note legal, valid and binding obligations of the Company.

          (c) The Project furthers the purposes and policies of the Act, and the Project is and will be operated and maintained in such manner as to conform in all material respects with all applicable zoning, planning, building, environmental and other applicable governmental rules and regulations and as to be consistent with the Act.

          (d) The representations contained in the Tax Certificate (which is incorporated herein by this reference thereto) are true and correct and the Company will observe the covenants contained therein as fully as if set forth herein.

          (e) Each of the representations and warranties of the Company in the Prior Bonds Lease was true and correct when made and is true and correct as of the date hereof, and each of the covenants and agreements of the Company in the Prior Bonds Lease has been duly performed and complied with by it.

                               (End of Article II)

                                   ARTICLE III


                        ISSUANCE OF THE SERIES 1994 BONDS

     Section 3.1 ISSUANCE OF THE SERIES 1994 BONDS; APPLICATION OF PROCEEDS.
To provide funds to make the Loan for purposes of refunding the Prior Bonds and thereby refinancing costs of the Project, the Issuer will issue, sell and deliver the Series 1994 Bonds pursuant to the provisions of the Purchase Agreement. The Series 1994 Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein. The Company hereby approves the terms and conditions of the Indenture and the Series 1994 Bonds, and the terms and conditions under which the Series 1994 Bonds will be issued, sold and delivered.

     The proceeds from the sale of the Series 1994 Bonds shall be loaned to the Company by depositing such proceeds with the Trustee which shall deposit them in the Project Fund as provided in the Indenture.

     At the request of the Company, and for the purposes and upon fulfillment of the conditions specified in the Indenture, the Issuer may provide for the issuance,, sale and delivery of Additional Bonds and loan the proceeds from the sale thereof to the Company.

     Section 3.2 DISBURSEMENTS FROM THE PROJECT FUND. The Trustee is hereby instructed to disburse the entire balance in the Project Fund, by wire transfer on the date of the initial delivery of the Series 1994 Bonds, to the Prior Bonds Trustee. The Issuer and the Company shall provide notice to the Prior Bonds Trustee of such disbursement. Such notice shall direct the Prior Bonds Trustee to utilize such disbursement, together with other moneys held or to be held by the Prior Bonds Trustee and available for the purpose, to pay and redeem the Prior Bonds in whole on July 1, 1994. Such notice to the Prior Bonds Trustee shall also direct the Prior Bonds Trustee to release and pay to the Company or at its direction any balance of funds held by the Prior Bonds Trustee and pledged to secure payment of the Prior Bonds (after deducting the final fees and expenses of.the Prior Bonds Trustee).

     Section 3.3 INVESTMENT OF FUND MONEYS. At the oral (promptly confirmed in writing) or written request of the Authorized Company Representative, any moneys held as part of the Bond Fund (except moneys in the Letter of Credit Account, Defeasance Account or Redemption Premium Account created under Section 5.03 of the Indenture), the Project Fund or the Rebate Fund shall be invested or reinvested by the Trustee in Eligible Investments. The Issuer and the Company each hereby covenants that it will restrict that investment and reinvestment and the use of the proceeds of the Series 1994 Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Series 1994 Bonds, so that the Series 1994 Bonds will not constitute arbitrage bonds under Section 148 of the Code.

     Any officer of the Issuer having responsibility for issuing the Series 1994 Bonds is authorized and directed, in conjunction with any of the foregoing or with any other officer, employee or agent of or consultant to the Issuer, or with the Company or any employee or agent of or consultant to the Company, to give an appropriate certificate of the Issuer pursuant to said Section 148, for inclusion in the transcript of proceedings for the Series 1994 Bonds, setting forth the reasonable expectations of the Issuer regarding the amount and use of the proceeds of the Series 1994 Bonds and the facts, estimates and circumstances an which those expectations are based, that certificate to be premised on the reasonable expectations and the facts, estimates and circumstances on which those expectations are based, as provided by the Company, all as of the date of delivery of and payment for the Series 1994 Bonds. The Company shall provide the Issuer with, and the Issuer's certificate may be based on, a certificate of the Company setting forth the reasonable expectations of the Company on the date of delivery of and payment for the Series 1994 Bonds regarding the amount and use of the proceeds of the Series 1994 Bonds and the facts, estimates and circumstances on which they are based.

     Section 3.4. REBATE FUND. The Company agrees to make such payments to the Trustee as are required of it under Section 5.08 of the Indenture. The obligation of the Company to make such payments shall remain in effect and be binding upon the Company notwithstanding the release and discharge of the Indenture.

                              (End of Article III)

                                   ARTICLE IV

                     LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                      LOAN PAYMENTS AND ADDITIONAL PAYMENTS

     Section 4.1. LOAN PAYMENTS; DELIVERY OF NOTES AND LETTER OF CREDIT.   Upon
the terms and conditions of this Agreement, the Issuer will make the Loan to the Company. In consideration of and in repayment of the Loan, the Company shall make, as Loan Payments, payments which correspond, as to amount, to the Bond Service Charges payable on each series of Bonds. Such Loan Payments shall be made by the Company without regard to whether the Trustee makes draws on the Letter of Credit to pay Bond Service Charges and such Loan Payments shall be applied as set forth below. All such Loan Payments shall be paid to the Trustee in accordance with the terms of the Project Note for the account of the Issuer on the Loan Payment Dates and shall be held and disbursed in accordance with the provisions of the Indenture and this Agreement for application to the payment of Bond Service Charges. To the extent that the Trustee makes a draw under the Letter of Credit for the payment of Bond Service Charges on the Series 1994 Bonds, the amount paid by the Letter of Credit Bank under the Letter of Credit shall be credited against the Loan Payments otherwise payable by the Company which correspond to the amount of Bond Service Charges on such Series 1994 Bonds and the excess of any Loan Payment made by the Company held by the Trustee subsequent to such draw on the Letter of Credit shall be applied by the Trustee, on behalf of the Company, to reimbursement of the Letter of Credit Bank for such draws on the Letter of Credit.

     The Company shall be entitled to a credit against the Loan Payments next required to be made to the extent that the balance of the Bond Fund is then in excess of amounts required (a) for payment of Bonds theretofore matured or theretofore called for redemption, (b) for payment of interest for which checks or drafts have been drawn and mailed by the Trustee, or which has otherwise been paid by the Trustee, and (c) for deposit in the Bond Fund for use other than for the payment of Bond Service charges on the Interest Payment Date next following the applicable Loan Payment Date. In any event, however, if on any Interest Payment Date, the balance in the Bond Fund is insufficient to make required payments of Bond Service Charges, the Company forthwith will pay to the Trustee, for the account of the Issuer and for deposit into the Bond Fund, any deficiency.

     Except for such interest of the Company as may hereafter arise pursuant to
Section 8.2 hereof or Section 5.07 of the Indenture, the Company and the Issuer each acknowledge that neither the Company nor the Issuer has any interest in the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders and, to the extent of draws under the Letter of Credit, the Letter of Credit Bank.

     In connection with the issuance of any Additional Bonds, the Company shall execute and deliver to the Trustee one or more Additional Notes in a form substantially similar to the form of the Project Note. All such Additional Notes shall:

          (a) provide for payments of interest equal to the payments of interest on the corresponding Additional Bonds;

          (b) require payments of principal and redemption payments and any premium equal to the payments of principal prepayments and sinking fund payments and any premium on the corresponding Additional Bonds;

          (c) require all payments on any such Additional Notes to be made no later than the due dates for the corresponding payments to be made on the corresponding Additional Bonds; and

          (d) contain by reference or otherwise optional and mandatory redemption provisions and provisions in respect of the optional and mandatory acceleration of prepayment of principal and any premium corresponding with the redemption and acceleration provisions of the corresponding Additional Bonds.

     All Notes shall secure equally and ratably all outstanding Bonds, except that, so long as no Event of Default has occurred and is subsisting hereunder, payments by the Company on any of the Notes shall be used by the Trustee to make a like payment of Bond Service Charges on the corresponding Bonds in connection with which those Notes were delivered and shall constitute Loan Payments made in respect of the related Bonds.

     Upon payment in full, in accordance with the Indenture, of the Bond Service Charges on any or all Bonds, whether at maturity or by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, (i) the Notes issued concurrently with those corresponding Bonds, of the same maturity, bearing the same interest rate and in an amount equal to the aggregate principal amount of the Bonds so surrendered and canceled or for the payment of which provision has been made, shall be deemed fully paid, the obligations of the Company thereunder shall be terminated, and any of those Notes shall be surrendered by the Trustee to the Company, and shall be canceled by the Company, or (ii) in the event there is only one of those Notes, an appropriate notation shall be endorsed thereon evidencing the date and amount of the principal payment or prepayment equal to the Bonds so paid, or with respect to which provision for payment has been made, and that Note shall be surrendered by the Trustee to the Company for cancellation if all Bonds shall have been paid (or provision made therefor) and canceled as aforesaid. Unless the Company is entitled to a credit under express terms of this Agreement or the Notes, all payments on each of the Notes shall be in the full amount required thereunder.

     Section 4.2. ADDITIONAL PAYMENTS. The Company shall pay to the Issuer, as Additional Payments hereunder, any and all costs and expenses incurred or to be paid by the Issuer in connection with the issuance and delivery of the Series 1994 Bonds and Additional Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture.

     The Company shall pay to the Trustee, the Registrar and any Paying Agent or Authenticating Agent, their reasonable fees, charges and expenses for acting as such under the Indenture.

     The Company shall pay the Remarketing Agent and Tender Agent, as Additional Payments hereunder, the fees and expenses of the Remarketing Agent and Tender Agent under the Indenture for services rendered in connection with the Bonds.

     The Company shall pay to the Tender Agent in federal or other immediately available funds not later than 3:00 p.m., Cincinnati, Ohio time, an amount equal to the amount the Tender Agent requires in order to purchase on behalf of the Company Series 1994 Bonds or Beneficial Ownership Interests pursuant to Section
4.07 or 4.09 of the Indenture on the date payment is to be made; provided, however, that the amount required to be paid under this paragraph shall be reduced by an amount equal to the sum of the amounts made available to the Tender Agent for such purpose from the proceeds of the remarketing of such Series 1994 Bonds or Beneficial Ownership Interests by the Remarketing Agent or proceeds of a draw under the Letter of Credit. The Company hereby authorizes the Trustee to draw such moneys under the Letter of Credit, as are necessary for the purchase of Series 1994 Bonds or Beneficial Ownership Interests pursuant to said Section 4.07 or 4.09.

     Section 4.3. PLACE OF PAYMENTS. The Company shall make all Loan Payments directly to the Trustee at its corporate trust office. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

     Section 4.4. OBLIGATIONS UNCONDITIONAL. The obligations of the Company to make Loan Payments, Additional Payments and any payments required of the Company under Section 5.08 of the Indenture shall be absolute and unconditional, and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee, the Remarketing Agent, the Tender Agent, the Letter of Credit Bank or any other Person.

      Section 4.5. ASSIGNMENT OF AGREEMENT AND REVENUES. To secure the payment of Bond Service Charges, the Issuer shall assign to the Trustee, by the Indenture, all of its rights, title and interest in this Agreement (except for the Unassigned Issuer's Rights) and the Note, and the other Revenues. The Company hereby agrees and consents to that assignment.

     Section 4.6. LETTER OF CREDIT. Prior to the initial delivery of the Series 1994 Bonds pursuant to Section 2.03 of the Indenture, the Company shall obtain and deliver, to the Trustee, the Letter of Credit. The Letter of Credit shall be issued by the Letter of Credit Bank pursuant to the Reimbursement Agreement; shall be dated the date of delivery of the Series 1994 Bonds; shall obligate the Letter of Credit Bank to pay amounts equal to (a) the principal amount of the Series 1994 Bonds (i) to enable the Trustee to pay the principal amount of the Series 1994 Bonds when due at maturity, upon redemption or acceleration and (ii) to enable the Tender Agent to pay the portion of the purchase price of Series 1994 Bonds or Beneficial Ownership Interests tendered to it and not remarketed equal to the principal amount of such Series 1994 Bonds or Beneficial Ownership Interests, plus (b) an amount equal to the interest to accrue at the Maximum Interest Rate on the Series 1994 Bonds for 110 days (i) to enable the Trustee to pay interest on the Series 1994 Bonds when due and (ii) to enable the Tender Agent to pay the portion of the purchase price of Series 1994 Bonds or Beneficial Ownership Interests tendered to it and not remarketed equal to the accrued interest on such Series 1994 Bonds or Beneficial Ownership Interests; and shall be in substantially the same form as the exhibit attached to the Reimbursement Agreement and made a part thereof.

     The Company shall take whatever action may be necessary to maintain the Letter of Credit in full force and effect during the period required by the Indenture, including the payment of any transfer fees required by the Letter of Credit Bank upon any transfer of the Letter of Credit to any successor Trustee pursuant to Section 6.09 of the Indenture.

                               (End of Article IV)

                                    ARTICLE V

                       ADDITIONAL AGREEMENTS AND COVENANTS

     Section 5.1.   RIGHT OF INSPECTION.   Subject to reasonable security and
safety regulations and upon reasonable notice, the Issuer and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the Project.

     Section 5.2.    INDEMNIFICATION.   The Company releases the Issuer from,
agrees that the Issuer shall not be liable for, and indemnifies the Issuer against, all liabilities, claims, costs and expenses imposed upon, incurred or asserted against the Issuer on account of: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project; (b) any breach or default on the part of the Company in the performance of any covenant or agreement of the Company under this Agreement, the Reimbursement Agreement or any related document, or arising from any act or failure to act by the Company, or any of its agents, contractors, servants, employees or licensees; (c) the authorization, issuance, sale, trading, redemption or servicing of the Series 1994 Bonds, and the provision of any information or certification furnished in connection therewith concerning, the Series 1994 Bonds, the Project or the Company including, without limitation, any information furnished by the Company for, and included in, or used as a basis for preparation of, any certifications, information statements or reports furnished by the Issuer, and any other information or certification obtained from the Company to assure the exclusion of the interest on the Series 1994 Bonds from gross income for federal income tax purposes; (d) the Company's failure to comply with any requirement of this Agreement, the Tax Certificate, or the Code pertaining to such exclusion of that interest including the covenants in Section 5.3 hereof; and (e) any claim, action or proceeding brought with respect to the matters set forth in (a), (b), (c) and (d).

     The Company agrees to indemnify the Trustee and the Tender Agent for, and to hold them harmless against, all liabilities, claims, costs and expenses incurred without negligence or bad faith on the part of the Trustee and the Tender Agent on account of any action taken or omitted to be taken by the Trustee and the Tender Agent in accordance with the terms of this Agreement, the Bonds, the Reimbursement Agreement, the Letter of Credit, or the Indenture or any action taken at the request of or with the consent of the Company, including the costs and expenses of the Trustee and the Tender Agent in defending themselves against any such claim, action or proceeding brought in connection with the exercise or performance of any of their powers or duties under this Agreement, the Bonds, the Indenture, the Reimbursement Agreement, or the Letter of Credit.

      In case any action or proceeding is brought against the Issuer, the Tender Agent or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Company, and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Company from any of its obligations under this Section unless that failure prejudices the defense of the action or proceeding by the Company. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Company shall not be liable for any settlement made without its consent.

     The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Issuer, the Tender Agent and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer, the Tender Agent and the Trustee, respectively, to the full extent permitted by law.

     Section 5.3. COMPANY NOT TO ADVERSELY AFFECT EXCLUSION FROM GROSS INCOME OF INTEREST ON SERIES 1994 BONDS. The Company hereby represents that it has taken and caused to be taken, and covenants that it will take and cause to be taken, all actions that may be required of it, alone or in conjunction with the Issuer, for the interest on the Series 1994 Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any actions that would adversely affect such exclusion under the provisions of the Code.

     Section 5.4. LEASE, SALE OR GRANT OF USE BY COMPANY. Subject to the provisions of the Reimbursement Agreement or any other agreement to which the Company is a party or by which it is bound, the Company may lease, sell or grant the right to occupy and use the Project in whole or in part to others, provided that:
          (a) No such grant, sale or lease shall relieve the Company from its obligations under this Agreement, the Reimbursement Agreement or the Project Note;

          (b) In connection with any such grant, sale or lease the Company shall retain such rights and interests as will permit it to comply with its obligations under this Agreement, the Reimbursement Agreement and the Project Note; and

          (c) No such grant, sale or lease shall impair materially the purposes of the Act to be accomplished by operation of the Project Facilities as herein provided or adversely affect the exclusion from gross income for Federal income tax purposes of the interest on the Bonds.

                               (End of Article V)

                                   ARTICLE VI

                        OPTIONS IN FAVOR OF THE Company;
                         REDEMPTION OF SERIES 1994 BONDS

     Section 6.1. OPTIONAL REDEMPTION. At any time and from time to time, the Company may deliver moneys to the Trustee in addition to Loan Payments or Additional Payments required to be made and direct the Trustee to use the moneys so delivered for the purpose of purchasing series 1994 Bonds or Beneficial Ownership Interests or of calling Series 1994 Bonds for optional redemption in accordance with the applicable provisions of the Bond Legislation and Indenture providing for optional redemption at the redemption price stated in the Indenture; provided, however, that if less than all of the Series 1994 Bonds or Beneficial Ownership Interests are to be purchased or redeemed with such moneys, no Event of Default shall have occurred and be subsisting; and provided further that any moneys so used for optional redemption shall be from the same sources and used in the same priority as provided in Section 5.03 of the Indenture for the payment of Bond Service Charges. Pending application for those purposes, any moneys so delivered shall be held by the Trustee in a special account in the Bond Fund.

     Delivery of those moneys shall not operate to abate or postpone Loan Payments or Additional Payments otherwise becoming due or to alter or suspend any other obligations of the Company under this Agreement.

     Section 6.2. EXTRAORDINARY OPTIONAL REDEMPTION. The Company shall have, subject to the conditions hereinafter imposed, and with the written notice to the Letter of Credit Bank while a Letter of Credit is in effect, the option to direct the redemption of the entire unpaid principal balance of the Series 1994 Bonds in accordance with the applicable provisions of the Indenture, upon the occurrence of any of the following events:

          (a) The Project shall have been damaged or destroyed to such an extent that (1) it cannot reasonably be expected to be restored, within a period of six consecutive months, to the condition thereof immediately preceding such damage or destruction or (2) its normal use and operation is reasonably expected to be prevented for a period of six consecutive months.

          (b) Title to, or the temporary use of, all or a significant part of the Project shall have been taken under the exercise of the power of eminent domain (1) to such extent that the Project cannot reasonably be expected to be restored within a period of six months to a condition of usefulness comparable to that existing prior to the taking or (2) as a result of the taking, normal use and operation of the Project is reasonably expected to be prevented for a period of six consecutive months.

          (c) As a result of any changes in the Constitution of the State, the Constitution of the United States of America, or state or federal laws or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer or the Company in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement, or if unreasonable burdens or excessive liabilities shall have been imposed with respect to the Project or the operation thereof, including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project.

          (d) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies, or facilities (including, but not limited to, facilities in connection with the disposal of industrial or medical wastes) necessary for the operation of the Project for the Project Purposes shall have occurred or technological or other changes shall have occurred which the Company cannot reasonably overcome or control and which in the Company's reasonable judgment render the Project uneconomic.

     To exercise that option, the Company shall, within ninety days following the event authorizing the exercise of that option, or at any time during the continuation of the condition referred to in clause (d) above, give notice to the Issuer and to the Trustee specifying the date on which the Company will deliver the funds required for that redemption, which date shall be not more than ninety days from the date that notice is mailed and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

     The amount payable by the Company in the event of its exercise of the option granted in this Section shall be the sum of the following:

               (i) An amount of money which, when added to the moneys and investments held to the credit of the Bond Fund, will be sufficient pursuant to the provisions of the Indenture to pay, at par, and discharge all then outstanding Series 1994 Bonds on the earliest applicable redemption date, that amount to be paid to the Trustee, plus

               (ii) An amount of money equal to the Additional Payments relating to the Series 1994 Bonds accrued and to accrue until actual final payment and redemption of the Series 1994 Bonds, that amount or applicable portions thereof to be paid to the Trustee or to the Persons to whom those Additional Payments are or will be due.

The requirement of (ii) above with respect to Additional Payments to accrue may be met if provisions satisfactory to the Trustee and the Issuer are made for paying those amounts as they accrue.

     The Company also shall have the option, in the event that title to or the temporary use of a portion of the Project shall be taken under the exercise of the power of eminent domain, even if the taking is not of such nature as to permit the exercise of the redemption option upon an event specified in (b) above, to direct the redemption, at a redemption price of 100% of the principal amount thereof prepaid, plus accrued interest to the redemption date, of that part of the outstanding principal balance of the series 1994 Bonds as may be payable from the proceeds received by the Company (after the payment of costs and expenses incurred in the collection thereof) received in the eminent domain proceeding, provided, that, the Company shall furnish to the Issuer and the Trustee a certificate of an Engineer stating that (1) the property comprising the part of the Project taken is not essential to continued operations of the Project in the manner existing prior to that taking, (2) the Project has been restored to a condition substantially equivalent to that existing prior to the taking, or (3) other improvements have been acquired or made which are suitable for the continued operation of the Project.

     The rights and options granted to the Company in this Section may be exercised whether or not the Company is in default hereunder; provided, that such default will not relieve the Company from performing those actions which are necessary to exercise any such right or option granted hereunder.

     Section 6.3. MANDATORY SINKING FUND REDEMPTION. The series 1994 Bonds are subject to mandatory redemption pursuant to mandatory sinking fund requirements, at a redemption price of 100 percent of the principal amount redeemed plus interest accrued to the redemption date, on July 1 in the years and in the principal amounts as follows:

                  (Remainder of Page Intentionally Left Blank]


     Year                          Principal Amount
     ----                          ----------------
     1995                               $190,000
     1996                               $190,000
     1997                               $190,000
     1998                               $190,000
     1999                               $190,000
     2000                               $190,000
     2001                               $190,000
     2002                               $190,000
     2003                               $190,000
     2004 (maturity)                    $190,000

     Section 6.4 MANDATORY REDEMPTION.    The Company shall deliver to the
Trustee the moneys needed to redeem the Series 1994 Bonds in accordance with any mandatory redemption provisions relating thereto as may be set forth in Section
4.01 of the Indenture.

                               (End of Article VI)

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

     Section 7.1. EVENTS OF DEFAULT. Each of the following shall be an Event of Default:

          (a) The Company shall fail to pay or have paid on its behalf any Loan Payment on or prior to the date on which that Loan Payment is due and payable;

          (b) The Company shall fail to deliver to the Trustee, or cause to be delivered on its behalf, the moneys needed (i) to redeem any outstanding Series 1994 Bonds as provided in Article VI of this Agreement or (ii) to purchase any Series 1994 Bonds or Beneficial Ownership Interests in the manner and upon the date as provided in Section 4.2 of this Agreement;

          (c) The Company shall fail to observe and perform any other agreement, term or condition contained in this Agreement (other than with respect to Section 5.3 hereof) and the continuation of such failure for a period of thirty days after notice thereof shall have been given to the Company by the Issuer or the Trustee;

          (d) The Company shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for ninety days; (iv) make an assignment for the benefit of creditors; or (v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property;

          (e)  There shall occur an "Event of Default" as defined in Section
7.01 of the Indenture.

     Notwithstanding the foregoing, if, by reason of Force Majeure, the Company is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default under subsection (c) hereof, the Company shall not be deemed in default during the continuance of such inability. However, the Company shall promptly give notice to the Trustee and the Issuer of the existence of an event of Force Majeure and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within its discretion.

      The term Force Majeure shall mean, without limitation, the following:

               (i) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornados; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

               (ii) any cause, circumstance or event not reasonably within the control of the Company.

          The declaration of an Event of Default under subsection (d) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

     Section 7.2.    REMEDIES ON DEFAULT.       Whenever an Event of Default
shall have happened and be subsisting, any one or more of the following remedial steps may be taken:

          (a) If and only if acceleration of the principal amount of the Bonds has been declared pursuant to Section 7.03 of the Indenture, the Trustee shall declare all Loan Payments to be immediately due and payable, whereupon the same shall become immediately due and payable;

          (b) The Issuer, the Letter of Credit Bank or the Trustee may have access to, inspect, examine and make copies of the books, records, accounts and financial data of the Company pertaining to the Project; or

          (c) The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement or the Letter of Credit or to enforce the performance and observance of any other obligation or agreement of the Company under those instruments.

Notwithstanding the foregoing, the Issuer shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer at no cost or expense to the Issuer. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service Charges collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in section 5.07 of the Indenture for transfers of remaining amounts in the Bond Fund.

     The provisions of this Section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

     Section 7.3. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Letter of Credit, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

     Section 7.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees, in connection with the enforcement of this Agreement or the Letter of Credit or the collection of sums due thereunder, the Company shall reimburse the Issuer and the Trustee, as applicable, for the reasonable expenses so incurred upon demand.

     Section 7.5.    NO WAIVER.    No failure by the Issuer or the Trustee to
insist upon the strict performance by the Company of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

     The Issuer and the Trustee may waive any Event of Default hereunder only with the prior written consent of the Letter of Credit Bank.

     Section 7.6. NOTICE OF DEFAULT. The Company or the Issuer shall notify the Trustee and the Letter of Credit Bank immediately if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

                              (End of Article VII)

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1. TERM OF AGREEMENT. This Agreement shall be and remain in full force and effect from the date of delivery of the Series 1994 Bonds to the Original Purchaser until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture and all other sums payable by the Company under this Agreement and the Project Note shall have been paid, except for obligations of the Company under Sections 4.2 and 5.2 hereof, which shall survive any termination of this Agreement.

     Section 8.2. AMOUNTS REMAINING IN FUNDS. Any amounts in the Bond Fund remaining unclaimed by the Holders of Bonds for four years after the due date thereof (whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements or otherwise), shall be paid to the Company; provided that if the Trustee shall have drawn on the Letter of Credit, and the Letter of Credit Bank has not been reimbursed by the Company pursuant to the Reimbursement Agreement, such amounts remaining in the Bond Fund shall belong and be paid first to the Letter of Credit Bank to the extent it has not been so reimbursed. With respect to that principal of and any premium and interest on the Bonds to be paid from moneys paid to the Company or the Letter of Credit Bank pursuant to the preceding sentence, the Holders of the Bonds entitled to those moneys shall look solely to the Company for the payment of those moneys.

     Further, any other amounts remaining in the Bond Fund (other than in the Letter of Credit Account, Redemption Premium Account and Defeasance Account) and any amounts remaining in any other special funds or accounts (other than the Project Fund and the Rebate Fund) created under this Agreement or the Indenture after all of the outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement and the Indenture have been paid, shall be paid to the Company to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the outstanding Bonds; provided that if the Trustee shall have drawn on the Letter of Credit, and the Letter of Credit Bank has not been reimbursed by the Company pursuant to the Reimbursement Agreement, such amounts shall belong and be paid first to the Letter of Credit Bank to the extent it has not been so reimbursed.

     Section B-3. NOTICES. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the appropriate

Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company, the Letter of Credit Bank, the Remarketing Agent, the Tender Agent or the Trustee shall also be given to the others. The Company, the Issuer, the Letter of Credit Bank, the Remarketing Agent, the Tender Agent and the Trustee, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

     Section 8.4. EXTENT OF COVENANTS OF THE ISSUER; NO PERSONAL LIABILITY. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future official, member, officer, agent or employee of the Issuer or the Legislative Authority in other than his official capacity, and neither the members of the Legislative Authority nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

     Section 8.5. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Company and their respective permitted successors and assigns, provided that this Agreement may not be assigned by the Company (except in connection with a lease, sale or grant of use pursuant to Section 5.4 hereof) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service Charges. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places.

     Section 8.6. AMENDMENTS AND SUPPLEMENTS. Except as otherwise expressly provided in this Agreement or the Indenture, subsequent to the issuance of the Series 1994 Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of Article XI of the Indenture, as applicable.

     Section 8.7. EXECUTION COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

     Section 8.8.    SEVERABILITY.    If any provision of this Agreement, or any
covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

     Section 8.9. GOVERNING LAW. This Agreement shall deemed to be contract made under the laws of the State and for purposes shall be governed by and construed in accordance with laws of the State.

                              (End of Article VIII)

      IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be duly executed in their respective names, all as of the date hereinbefore written.


                                   NORD KAOLIN COMPANY, BY NORPLEX, INC., ITS
                                   GENERAL PARTNER



                                   By: /s/
                                       ----------------------------------------

                                   Title: Chief Financial Officer
                                          -------------------------------------


                                   DEVELOPMENT AUTHORITY OF THE CITY OF
                                   JEFFERSONVILLE AND OF TWIGGS COUNTY



                                   By: /s/
                                       ----------------------------------------
                                           Chairman

                                   By: /s/
                                       ----------------------------------------
                  (SEAL)                   Secretary

                                    EXHIBIT A


                                 PROMISSORY NOTE


$1,900,000                                                    June __,  1994

     Nord Kaolin Company, a Georgia limited partnership (the "Company"), for value received, promises to pay to PNC Bank, Ohio, National Association, Cincinnati, Ohio, as trustee (the "Trustee") under the Indenture hereinafter referred to, the principal sum of


             ONE MILLION NINE HUNDRED THOUSAND DOLLARS ($1,900,000)


and to pay interest on the unpaid balance of such principal sum from and after the date hereof at the Applicable Rate until the payment of such principal sum has been made or provided for. As used herein, "Applicable Rate" means the interest rate borne by the Series 1994 Bonds (as hereafter defined) from time to time in accordance with the Indenture (as hereafter defined).

     This Note has been executed and delivered by the Company to the Trustee pursuant to a certain Loan Agreement (the "Agreement"), dated as of June 1, 1994, between the Development Authority of the City of Jeffersonville and of Twiggs County (the "Issuer") and the Company. Under the Agreement, the Issuer has loaned the Company the principal proceeds received from the sale of the Issuer's $1,900,000 aggregate principal amount of Variable Rate Demand Pollution Control Revenue Refunding Bonds, Series 1994 (Nord Kaolin Company Project) dated as of the date hereof (the "Series 1994 Bonds"), to assist the Company in the refinancing of the Project (as defined in the Agreement), and the Company has agreed to repay such loan by making payments (the "Loan Payments") at the times and in the amounts set forth in this Note for application to the payment of the principal of and redemption premium, if any, and interest on the Series 1994 Bonds (the "Bond Service Charges") as and when due. The Series 1994 Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture") dated as of June 1, 1994, between the Issuer and the Trustee. The Series 1994 Bonds also bear interest from the date hereof at initially a floating rate of interest and are subject to mandatory sinking fund redemption or mature on July 1 in the years and in the amounts set forth below:

          Year                     Principal Amount
          ----                     ----------------
          1995                          $190,000
          1996                          $190,000
          1997                          $190,000
          1998                          $190,000
          1999                          $190,000
          2000                          $190,000
          2001                          $190,000
          2002                          $190,000
          2003                          $190,000
          2004 (maturity)               $190,000

     To provide funds to pay the Bond Service Charges as and when due, the Company hereby agrees to and shall make Loan Payments as follows: on the third Business Day prior to the first Business Day of each January, April, July and October, commencing the third Business Day prior to the first Business Day of October, 1994, and on the third Business Day prior to any other date on which Bond Service Charges shall be due and payable, whether at maturity, upon acceleration, call for redemption or otherwise, an amount equal to the Bond Service Charges next due and payable.

     If payment or provision for payment in accordance with the Indenture is made in respect of Bond Service Charges from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment of Bond Service Charges has been made. The Company shall receive a credit against its obligation to make Loan Payments hereunder to the extent that there are amounts already on deposit in the Bond Fund created by the Indenture, and available to pay Bond Service Charges pursuant to the Indenture. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

     All Loan Payments shall be payable in lawful money of the United States of America and shall be made to PNC Bank, Ohio, National Association at its corporate trust office in Cincinnati, Ohio for the account of the Issuer and deposited in the Bond Fund created by the Indenture. Except as otherwise provided in the Indenture, such Loan Payments shall be used by the Trustee to pay the Bond Service Charges as and when due.

     The obligation of the Company to make the payments required hereunder shall be absolute and unconditional and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee and the Letter of Credit Bank (as defined in the Indenture) or any other person.

      This Note is subject to optional, extraordinary optional and mandatory prepayment in whole or in part, at the prepayment price, in the amounts and upon the conditions that the Series 1994 Bonds are subject to, respectively, optional, extraordinary optional and mandatory redemption. The Company will deliver or cause to be delivered to the Trustee, for the account of the Issuer, such moneys as are required to effect such prepayment under the applicable terms of the Series 1994 Bonds.

     Whenever an event of default under Section 7.01 of the Indenture shall have occurred and, as a result thereof, the principal of and any premium on all series 1994 Bonds then outstanding, and interest accrued thereon, shall have been declared to be immediately due and payable pursuant to Section 7.03 of the Indenture, the unpaid principal amount of and any premium and accrued interest on this Note shall also be due and payable on the date on which the principal of and premium and interest on the Series 1994 Bonds shall have been declared due and payable; provided that the annulment of a declaration of acceleration with respect to the Series 1994 Bonds shall also constitute an annulment of any corresponding declaration with respect to this Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first set forth above.

                                        NORD KAOLIN COMPANY, BY  NORPLEX,
                                        INC., ITS GENERAL PARTNER


                                        By:
                                           -------------------------------
                                        Title
                                              -------------------------------

                                    EXHIBIT B

                               PROJECT FACILITIES


     Sediment basin and related water pollution control facilities and dust collectors for the control of air pollution, all as more particularly described and provided for in the Prior Bonds Lease.

                                    EXHIBIT C

                                  PROJECT SITE
                                  ------------



          Attached to Lease between Development Authority of the City of Jeffersonville and of Twiggs County and Nord Kaolin Company, dated as of January 1, 1981.

                                        I.

          All that tract or parcel of land lying and being in Twiggs County and described as follows:

          Those two certain tracts of land, containing, in the aggregate, 37.1 acres which are more particularly described as follows:

          TRACT A. All that tract or parcel of land lying, being and situate in Land Lot 24 of the 26th Land District of Twiggs County, Georgia, containing 15.9 acres and designated "Tract A,, on a plat thereof prepared for Nord Kaolin Company by Bryon L. Farmer, GRLS No. 1679, on July 11, 1980, a copy of which is of record in Plat Book 6, folio 91, in the office of the Clerk of Twiggs Superior Court and, by reference, incorporated herein and made a part hereof for the purpose of a more particular description.

          Both tracts A and B are a portion of the real property registered by
W. V. Watson in the Twiggs Superior Court in Registered Title No. 35, Title Certificate No. 1, page 100, Title Register of Twiggs County, Georgia.

          Together with that certain tract of land more particularly described as follows:

          All that tract or parcel of land containing 411.64 acres, more or less, in Land Lots 2, 25 and 28 of the 26th Land District of Twiggs County, Georgia, more particularly described on plat prepared by D. L. Jefferson dated July 17, 1975, and recorded in Plat Book 6, Page 7, Deed Records, Twiggs County, Georgia, as follows: Begin at the northeasterly right of way line of a dirt road known as the old Macon-Jeffersonville Road where said right of way line intersects the northwest line of Land Lot 2 of said District and go thence along the northwest line of Land Lot 2, Land Lot 25 and Land Lot 28 north 45 degrees east 6735.03 feet to an iron pipe located at the common corner of Land Lots 27, 28, 51 and 52 of said District; thence go south 43 degrees 59 minutes 48 seconds east along the northeast line of Land Lot 28 2123.16 feet to a pipe; thence continuing along said Land Lot line south 46 degrees 22 minutes 34 seconds east 901.76 feet to a pipe at the common corner of Land Lots 28, 29, 50 and 51 of said district; thence along the southeast line of Land Lot

28 south 44 degrees 40 minutes 43 seconds west 1823 feet to an iron pipe; thence continuing along said Land Lot line and along the southwest line of Land Lot 25 south 45 degrees 20 minutes 49 seconds west 1440.59 feet to a pipe; thence continuing along the southwest line of Land Lot 25 south 45 degrees 07 minutes 33 seconds west along a wire fence 1756.5 feet to a pipe; thence north 52 degrees 52 minutes 26 seconds west 1437.5 feet, more or less, to a pipe at the north corner of property now or formerly of D.Y. Califf; thence along said property line south 45 degrees 07 minutes 34 seconds west 1386 feet to a pipe on the northeast right of way line of the Old Macon-Jeffersonville Road; thence along said right of way north 44 degrees 49 minutes 51 seconds west 1589.75 feet to the pipe and the point of beginning.

          Said tract of land is bounded now or formerly as follows: Northeast Georgia Kaolin Company; southeast - Georgia Kaolin Company, Cyprus Industrial Minerals Co. and W.V. Watson; south -D.Y. Califf; southwest - Old Macon-Jeffersonville Road; northwest - Roy Jones, Mrs. S.S. Jones and Mrs. Rosa Thompson.

          This is the same property described in deeds dated June 13, 1979, and recorded in Deed Book KK at Pages 140 and 142 of the Deed Records of Twiggs County, Georgia.


                                       II.

          An irrevocable easement for the purpose of ingress and egress on, over and across the following described tract of land and into the following described plant facility:

Parcel No. 1.

          All that tract or parcel of land situate, lying and being in Twiggs County, Georgia, and being the land described in Certificate of Title No. 2 of Registered Title Number 35, which is of record in Title Register Docket Nq. 1, page 101, in the Clerk's Office of the Superior Court of said County, and being all that tract or parcel of land lying, being and situate in the 326th Georgia Militia District and the 26th Land District of Twiggs County, Georgia, containing 90.08 acres as more particularly described by reference to a plat thereof prepared by Charles E. Yaun, Georgia RLS No. 1292, on September 24, 1966, which plat is incorporated into and made a part hereof, as follows:

          BEGINNING at an iron pipe situated along the northwestern right of way line of Old Durham Mill Road at the point where the said right of way line is intersected by the line dividing said described property from lands now or formerly owned by Georgia Kaolin Company and which point of beginning is marked point A on said plat, and from said beginning point running thence north 44 degrees 28 minutes 09 seconds west along the fence line dividing said properties for a distance of 1865.Ol feet to an iron pipe found on said dividing line marked point B on said plat; thence dividing fence line for a distance of 1146.61 feet to an iron pipe found at point C on said plat; thence south 46 degrees 13 minutes 14 seconds west along the fence line dividing said property from lands now or formerly owned by Ira King and Hubert Martin for a distance of 1381.60 feet to an iron pipe placed as indicated at point D on said Plat; thence south 47 degrees 59 minutes 37 seconds east for a distance of 2650.48 feet to an iron pipe placed as indicated as point E on said plat; thence continuing south 47 degrees 59 minutes 37 seconds east for a distance of 400 feet to an iron pipe set at point F on said plat; thence north 57 degrees 18 minutes 45 seconds east for a distance of 247.77 feet to an iron pipe situated as indicated as point G on said plat; thence north 39 degrees 35 minutes 58 seconds east for a distance of 473.31 feet to an iron pipe set as indicated as point H on said plat; thence north 43 degrees 17 minutes 39 seconds east for a distance of 481.02 feet to the point of beginning.

          Said plat referred to above has been recorded in Plat Book 2, folio 321, in the office of the Clerk of Twiggs Superior Court and it is specifically covenanted and agreed between the parties to this instrument that the 10.04 acres labeled 10.04 Acres (Option)" on said plat is excluded from the operation of this instrument.


Parcel No. 2.

          All that tract or parcel of land lying and being in the 326th District, G.M.D., and the 26th Land District of Twiggs County, Georgia, containing twelve (12) acres, and more particularly described as Tract "B" of the Georgia Coating Clay Company Property, according to a plat thereof prepared by Charles E. Yaun, Georgia RLS N. 1292 on the 24th day of March, 1967, which plat is of record in Plat Book 2, folio 355, in the office of the Clerk of Twiggs Superior Court, and by reference incorporated into and made a part hereof for the purpose of a more particular description. Said property is further described as follows:

          BEGINNING at an iron axle situated at a point 850 feet north 69 degrees 52 minutes 29 seconds west plus 275.57 feet north 45 degrees 46 minutes 31 seconds east plus 422.53 feet north 47 degrees 30 minutes 11 seconds east plus 682.84 feet north 47 degrees 59 minutes 37 seconds west from Mile Post 19 of the Seaboard Coastline Main Line Tract, which point of beginning is labeled point "E" on said plat, and from said beginning point running thence north 47 degrees 59 minutes 37 seconds west along the line of Georgia Coating Clay Company Property, Tract "A" as shown on said plat for a distance of 2367.64 feet to an iron pin situated at Point I'D" on said plat; thence south 47 degrees 17 minutes 47 seconds west for a distance of 56.35 feet to an iron pin set at Point "M" on said plat; thence south 39 degrees 38 minutes 45 seconds east for a distance of 909.36 feet to an iron pin set at point "IN" on said plat; thence south 39 degrees 36 minutes 48 seconds east for a distance of 1011.41 feet to an iron axle set at Point "0" on said plat; thence south 39 degrees 37 minutes 03 seconds east for a distance of 406.51 feet to an iron pin set at Point "P" on said plat, thence north 41 degrees 48 minutes 00 seconds east for a distance of 286.27 feet to an iron pin set at point "Q" on said plat; thence north 57 degrees 59 minutes 12 seconds east for a distance of 115.82 feet to the point of beginning.


Parcel No. 3.

          Six acre parcel of land lying in the 26th Land District of Twiggs County, Georgia, as more fully described in that certain Warranty Deed dated August 11, 1970, between W. V. Watson and Cyprus Mines Corporation, recorded in the office of the Clerk of the Superior Court of Twiggs County, Georgia, on August 12, 1970, in Book V, Folio 67-8.

          SUBJECT AND SUBORDINATE, however, in all respects to the following:

     1. Deed Reservation contained in that certain Warranty Deed dated August 11, 1970, between W. V. Watson and Cyprus Mines Corporation and recorded in the office of the Clerk of Superior Court of Twiggs County, Georgia on August 12, 1970, in Book V, Folio 67-8.

     2. Deed Reservation contained in that certain Deed dated January 16, 1980, between Jewett W. Tucker, Jr., and Arthur J. Goolsby, Jr., and Nord Kaolin Company (the "Company"), and recorded in the office of the Clerk of Superior Court of Twiggs County, Georgia, on January 18,' 1980, in Book MM, Folio 316-317.

     3. Deed to Secure Debt, Security Agreement and Assignment, dated December 15, 1977, from the Company to Continental Illinois National Bank and Trust Company of Chicago (the "Bank"), recorded in the records of the Clerk's Office, Superior Court, Twiggs County, Georgia, in Book 92, Folio 285-341.

     4. First Supplemental Deed to Secure Debt, Security Agreement and Assignment, dated April 1, 1978, from the Company to the Bank, recorded in the records of the Clerk's Office, Superior Court, Twiggs County, Georgia, in Book 92, Folio 688-690.

     5. Second Supplemental Deed to Secure Debt, Security Agreement and Assignment, dated October 6, 1978, from the Company to the Bank, recorded in the records of the Clerk's Office, Superior Court, Twiggs County, Georgia, in Book 93, Folio 662-679.

     6. Third Supplemental Deed to Secure Debt, Security Agreement and Assignment, dated May 2, 1979, from the Company to the Bank, recorded in the records of the Clerk's Office, Superior Court, Twiggs County, Georgia, in Book JJ, Folio 424-432.

     7. Fourth Supplemental Deed to Secure Debt, Security Agreement and Assignment, dated September 6, 1979, from the Company to the Bank, recorded in the records of the Clerk's Office, Superior
               Court, Twiggs County, Georgia, in Book LL, Folio 150-161.

     8. Fifth Supplemental Deed to Secure Debt, Security Agreement and Assignment, dated May 7, 1980, from the Company to the Bank, recorded in the records of the Clerk's Office, Superior Court, Twiggs County, Georgia, in Book NN, Folio 588-603.

     9. Sixth Supplemental Deed to Secure Debt, Security Agreement and Assignment, dated September 9, 1980, from the Company to the Bank, recorded in the records of the Clerk's Office, Superior Court, Twiggs County, Georgia, in Book 00, Folio 668-686.